UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)
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O2DIESEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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100 Commerce Drive, Suite 301
Newark, Delaware 19713
May 31, 2005
Dear Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of O2Diesel Corporation, which will be held at the Company’s office at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 on May 31, 2005, at 11:00 a.m. (EDT).
      We have provided details of the business to be conducted at the 2005 Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders, proxy statement and form of proxy. We encourage you to read these materials so that you may be informed about the business to come before the meeting.
      Your participation is important, regardless of the number of shares that you own. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. You can find additional information concerning voting procedures in the accompanying materials.
      We look forward to seeing you at the meeting.

Sincerely,

Alan R. Rae
President and Chief Executive Officer

100 Commerce Drive, Suite 301
Newark, Delaware 19713
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2005
      The Annual Meeting of Stockholders (the “Annual Meeting”) of O2Diesel Corporation, a Delaware corporation (the “Company”), will be held at the Company’s office at 100 Commerce Drive, Suite 301, Newark, Delaware 19713 on May 31, 2005, at 11:00 a.m. (EDT), for the following purposes, as more fully described in the proxy statement accompanying this notice:

1. To elect four (4) persons as directors of the Company to serve for a term of two (2) years or three (3) years, or until their respective successors shall have been duly elected and qualified;

2. To approve the issuance of shares of common stock and a private placement sale to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange;

3. To ratify the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005;

4. To approve an amendment to increase the number of shares authorized under the O2Diesel 2004 Stock Incentive Plan; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
      We have set April 28, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders eligible to vote at the Annual Meeting will be made available to all shareholders for examination for any purpose germane to the Annual Meeting, during the ten days prior to the Annual Meeting, between the hours of 9 a.m. and 5 p.m., EDT, at the offices of the Company at 100 Commerce Drive, Suite 301, Newark, Delaware 19713. We will also produce the stockholder list at the Annual Meeting, and you may inspect it at any time during the Annual Meeting.
      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares are voted.

By Order of the Board of Directors

Alan R. Rae
President and Chief Executive Officer
Newark, Delaware
May 13, 2005
IT IS IMPORTANT THAT YOU COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY

100 Commerce Drive, Suite 301
Newark, Delaware 19713
PROXY STATEMENT FOR
2005 ANNUAL MEETING OF STOCKHOLDERS
       The Board of Directors of O2Diesel Corporation (the “Board”) solicits the accompanying proxy to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 31, 2005 at 11:00 a.m. (EDT), at the Company’s office at 100 Commerce Drive, Suite 301, Newark, Delaware 19713, and at any adjournments or postponements thereof. In this proxy statement, unless the context requires otherwise, when we refer to “we,” “us,” “our,” “the Company” or “O2Diesel,” we are describing O2Diesel Corporation.
      The mailing address of our principal executive offices is 100 Commerce Drive, Suite 301, Newark, Delaware 19713. This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card are being sent to our stockholders on or about May 13, 2005.
PURPOSES OF THE MEETING
      At the Annual Meeting, we will ask you to consider and act upon the following matters:

1. The election of four (4) persons as directors of the Company to serve for a term of two (2) years or three (3) years, or until their respective successors shall have been duly elected and qualified;

2. To approve the issuance of shares of common stock and a private placement sale to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange;

3. The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005;

4. To approve an amendment to increase the number of shares authorized under the O2Diesel 2004 Stock Incentive Plan; and

5. The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Record Date and Shareholders Entitled to Vote.
      Record Date. The record date is April 28, 2005. Only holders of Common Stock of record as of the close of business on this date will be entitled to vote at the Annual Meeting.
      Outstanding Stock. As of the record date, the Company had 800,000 shares of Series A 0% Convertible Preferred Stock (“Series A Preferred Stock”), 750,000 shares of Series B 0% Convertible Preferred Stock (“Series B Preferred Stock”) and 31,065,966 shares of Common Stock outstanding. The holders of the Series A Preferred Stock and Series B Preferred Stock have no voting power, except as provided under Delaware law.
      Stockholder List. We will make a complete list of stockholders eligible to vote at the Annual Meeting available for examination during the ten days prior to the Annual Meeting. During such time, you may visit our executive offices during ordinary business hours to examine the stockholder list for any purpose germane to the Annual Meeting.
Voting Requirements.
      Quorum. The holders of one-third of the Company’s outstanding shares of Common Stock as of the record date must be present, either in person or by proxy, to constitute a quorum at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.
      How to Vote Your Shares. Your shares cannot be voted at the meeting unless you are present either in person or by proxy. If you vote by mail and return a complete, signed and dated proxy card, your shares will be voted in accordance with your instructions. You may specify your choices by marking the appropriate box and following the other instructions on the proxy card. With respect to the election of directors, you may vote (i) “For” all of the nominees, or (ii) to “Withhold Authority” with respect to some or all of the nominees. On all other matters, you may (i) vote “For” a proposal, (ii) vote “Against” a proposal, or (iii) “Abstain” from voting on a proposal. If you vote by mail and you return a proxy card that is not signed, then your vote cannot be counted. If the returned proxy card is signed and dated, but you do not specify voting instructions, your shares will be voted “For” the election of each nominee and “For” each other proposal, in accordance with the Board’s recommendations.
      Vote Required. If a quorum is present, the director nominees will be elected by a plurality of the votes cast at the Annual Meeting, which means that the four (4) nominees receiving the most votes will be elected. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting on the item to be approved.
      Broker Non-Votes. A broker non-vote occurs when a stockholder that owns shares in “street name” through a nominee (usually a bank or a broker) fails to provide the nominee with voting instructions, and the nominee does not have discretionary authority to vote the shares with respect to the matter to be voted on, or otherwise fails to vote the shares. Broker non-votes are excluded from determining if a quorum is present and are not considered a vote cast. Broker non-votes will not affect the outcome of a vote on a particular matter.
      Abstentions and Withheld Votes: Abstentions and withheld votes with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, withheld votes will have no effect on the outcome of the vote for directors. Abstentions are considered votes cast on a matter. Therefore, abstentions will have the effect of counting as a vote against a proposal.
      Other Business at the Meeting. We are not aware of (and have not received any notice with respect to) any business to be transacted at the Annual Meeting other than as described in this proxy statement. If any other matters properly come before the Annual Meeting, Alan R. Rae and David L. Koontz, the named proxies, will vote the shares represented by proxies on such matters in accordance with their discretion and best judgment.
      Tabulation of Votes. Our Transfer Agent, Interwest Transfer Company, Inc. will separately tabulate the affirmative votes, negative votes, abstentions and broker non-votes with respect to each of the proposals.

      Announcement of Voting Results. We will announce preliminary voting results at the Annual Meeting. We also will disclose the final results in the first quarterly report on Form 10-QSB that we file with the Securities and Exchange Commission (“SEC”) after the Annual Meeting.
      Revoking Your Proxy. If you execute a proxy pursuant to this solicitation, you may revoke it at any time prior to its exercise by doing one of the following:

•	delivering written notice to our Secretary at our principal executive offices

•	executing and delivering a proxy bearing a later date to our Secretary at our principal executive offices

•	voting in person at the Annual Meeting.
      To be effective, our Secretary must actually receive your notice or later-dated proxy before the Annual Meeting, or the Inspector of Elections must receive it at the Annual Meeting. Please note, however, that your attendance at the Annual Meeting without further action on your part will not automatically revoke your proxy.
      Solicitation. The cost of soliciting proxies in the form enclosed herewith will be borne by O2Diesel. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies by personal interview, telephone, email or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.
      We will request that brokerage houses and other custodians, nominees and fiduciaries forward our solicitation materials to beneficial owners of stock that is registered in their names. We will bear all costs associated with preparing, assembling, printing and mailing this proxy statement and the accompanying materials, the cost of forwarding our solicitation materials to the beneficial owners of our common stock, and all other costs of solicitation.
PROPOSAL 1 — ELECTION OF DIRECTORS
General Information
      Our Certificate of Incorporation requires the Board of Directors (the “Board”) to be divided into three classes (Class A, Class B and Class C) having staggered terms of three years each. As a result, only one class of directors is elected at each annual meeting of stockholders, with the remaining classes continuing their respective three-year terms. The Board is currently comprised of six (6) members, with two (2) members in each of Class A, Class B and Class C.
      Currently, the Company is considered a small business issuer for the purposes of the American Stock Exchange (“AMEX”) regulations. As a small business issuer, the Company is not currently required to have a majority of independent directors on its Board and all independent directors on certain committees. However, as of July 31, 2005, AMEX regulations will require small business issuers to have a majority of independent directors on its board and all independent directors on certain committees. Thus, on August 16, 2004, the shareholders voted to expand the size of the Board to nine (9) members to comply with the AMEX regulations for independent directors.
      The terms of office of Messrs. Rethwilm and Jobanputra expire at the Annual Meeting. The Board has nominated such persons to stand for reelection as directors for terms expiring at the 2008 Annual Meeting of Shareholders. Due to the expanded size of the Board, the Board has also recommended and nominated Messrs. Arthur E. Meyer as a Class A Director and E. Holt Williams as Class C Director.
      At the Annual Meeting, the stockholders will elect three (3) Class A directors to serve until the 2008 Annual Meeting of Stockholders and one (1) Class C director to serve until the 2007 Annual Meeting of Stockholders, or until their successors are elected and qualified.
Substitute Nominees
      If, at the time of or prior to the Annual Meeting, any nominee is unable to be a candidate when the election takes place, or otherwise declines to serve, the persons named as proxies may use the discretionary authority provided to them in the proxy to vote for a substitute nominee designated by the Board. At this time, we do not anticipate that any nominee will be unable to be a candidate for election or will otherwise decline to serve.
Vacancies
      Under our Bylaws, the Board has the authority to fill any vacancies that arise, including vacancies created by an increase in the number of directors or by the resignation of a director. Any nominee so elected and appointed by the Board would hold office until the 2006 Annual Meeting of Stockholders.
Certain Information Regarding the Nominees
      Certain information about the Nominees is set forth below:

Class A Nominees Whose Terms Will Expire in 2008
      Listed below are the nominees for Class A directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Hendrik Rethwilm	40	Director
Karim Jobanputra	41	Director
Arthur E. Meyer	77	Director
      Hendrik Rethwilm has been a Director since July 15, 2003. From 1993-1999, he worked with PricewaterhouseCoopers in its corporate finance department focusing on financial and organizational restructuring of medium-to-large sized companies. Subsequently, from 2000-2001, Mr. Rethwilm worked with a subsidiary of Ericsson, the Swedish mobile phone producer, as a financial executive advising on mobile eCommerce. During his tenure with Ericsson, Mr. Rethwilm also developed a venture capital arm within Ericsson Consulting to invest in companies developing applications for the mobile eCommerce sector. Since 2001, Mr. Rethwilm has been self-employed and provides consulting services to various companies in the areas of corporate finance and business development. He previously served on the board of directors of Rapidtron, Inc., a company that trades on the OTCBB under the symbol “RPDT”, but resigned effective December 31, 2003.
      Karim Jobanputra has been a Director since July 15, 2003. Mr. Jobanputra is an entrepreneur and owns companies that do business mostly in the Middle East and Europe. Mr. Jobanputra has experience in the areas of corporate finance and international business development, and also works as a self-employed consultant based in the United Kingdom. For the past 5 years he has provided consulting services to companies in the areas of corporate finance and business development in the Asian and Middle East markets, including Indonesia, Qatar, Saudi Arabia, India and China.
      Arthur E. Meyer has served as the Executive Vice President and Vice Chairman of the Board of Mohawk Oil Company Canada Limited until its sale to Husky Oil Co. Ltd. In addition, he served as Vice President and Director of Canyon Springs Water Co. Mr. Meyer has a long history working in the areas of oil refining, product development, distribution and marketing. He has a wide background in all facets of the petroleum industry in Canada including building the first ethanol plant in Canada as well as managing the blending and marketing of Gasohol in the Country. Mr. Meyer has been a member of the board of directors of several oil companies in Canada, and has served on the boards of directors of a number of universities and other organizations, including the University of Calgary, Northern Alberta Institute of Technology, Consulting Engineers of Canada, National Biotechnology Committee, Aventura Energy and the FBC Foundation of Calgary. Mr. Meyer holds a degree in Mechanical Engineering from the University of Saskatchewan.

Class C Nominees Whose Terms Will Expire in 2007
      Listed below is the nominee for Class C director, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

E. Holt Williams	62	Director

      E. Holt Williams has served as the Chairman, Chief Executive Officer and also as the Chief Financial Officer for Coastal Equipment Inc. for over 27 years. He headed both the domestic and foreign operations of the company, which were centered in the Gulf States of the US and in Asia. Prior to entering the private sector, Mr. Williams practiced as a certified public accountant with an international accounting firm. He has also been active in buying and selling real estate in Houston, Texas. Mr. Williams is a member of and has served in various capacities on a number of professional, charitable and civic groups such as U.S. Chamber of Commerce; Singapore American Chamber of Commerce; Houston Foreign Affairs Group; Georgetown University McDonough School of Business and various other civic, school and church related organizations.
Certain Information Regarding the Directors
      Certain information about the directors whose terms continue, who are directors of O2Diesel, is set forth below:

Class B Directors Whose Terms Expire in 2006
      Listed below are the Class B directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Richard J. Roger	45	Director
David L. Koontz	62	Chief Financial Officer, Secretary and Director
      Richard J. Roger became a Director on April 18, 2004. He is currently the Chief Executive Officer of Performance Transportation Services, Inc., which is the second largest transporter of new cars in the United States. Prior to holding this position, Mr. Roger was a Director, President and Chief Operating Officer of U.S. Fleet Services, Inc., from May 2002 to June 2003. U.S. Fleet Services was one of the largest mobile fleet refueling companies in the U.S. Prior to that, Mr. Roger was a senior vice-president with Ryder Transportation Services, Inc., the largest full service truck company in the U.S. that specializes in renting and leasing all types of trucks for use in all transportation sectors.
      David L. Koontz has been Chief Financial Officer, Secretary and a Director of the Company since July 15, 2003. He joined the AAE Group in September 2002, serving first as the Chief Financial Officer and Secretary of O2Diesel, Inc. Prior to joining the Company, Mr. Koontz had worked primarily as an independent business consultant, mostly with businesses located in Asia, for the period January 2000 to September 2002. During 1999, Mr. Koontz acted as a consultant and chief financial officer for an apparel company in Boulder, Colorado. Mr. Koontz was a partner with Arthur Andersen & Co. until 1988 and holds a CPA certificate.

Class C Whose Terms Expire in 2007
      Listed below are the Class C directors, with information concerning his principal occupation, other affiliations and business experience during the last five years:

Name	Age	Position

Anthony Dean Smith	72	Chairman
Alan R. Rae	46	President, Chief Executive Officer and Director
      Anthony Dean Smith has been a Director of the Company since July 15, 2003, but has served as a Director and executive of the AAE Technologies group of companies since October 1999. Mr. Dean Smith is a director and chief executive officer of AAE Technologies International Plc, and a Director of O2Diesel Inc. He was also a Director of AAE Technologies Holdings Plc and AAE Technologies Limited until December 31, 2004 at which time these entities ceased operations. Mr. Anthony Dean-Smith also owns private companies in the United Kingdom that are active in the development and management of real estate properties.
      Alan R. Rae has been President, Chief Executive Officer and a Director of the Company since July 15, 2003. Mr. Rae joined the AAE Technologies group of companies in 1997, and has served as a Director and an executive of several companies within the group. In August 1999, he became a Director and President of AAE

Technologies, Inc. (now O2Diesel Inc.), and in October 2000 became a Director and Chief Operating Officer of AAE Technologies International PLC and continues to hold these positions in both companies. Mr. Rae was a Director and the Chief Executive Office Officer of AAE Holdings plc (UK) from October 1998 until September 2001. He was the Chief Executive Officer and a Director of AAE Technologies Ltd. from October 1997 until September 2001.
Recommendation of the Board of Directors
      The Board of Directors recommends that you vote “FOR” the election of each of the director nominees listed above. All proxies executed and returned will be voted “FOR” all the director nominees unless the proxy specifies otherwise.
Committees of the Board of Directors and Other Board Matters
      During 2004, the Board held 5 meetings and all of our directors attended each meeting. Each director attended 75% or more of the meetings of the Board of Directors and committees of which he was a member. The Board encourages, but does not require, directors to attend the annual meeting of stockholders.

Audit Committee
      On May 27, 2004, the Board established and approved an Audit Committee. The Board designated the initial members of the Audit Committee to be Mr. David L. Koontz (Chair), Mr. Hendrik Rethwilm, and Mr. Richard Roger. As of January 1, 2005, Mr. Koontz resigned from the Audit Committee. The primary purpose of the Audit Committee is to oversee (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent auditors. During 2004, the Audit Committee met 4 times.
      The Board of Directors has adopted a written charter for the Audit Committee. One of the members of the Audit Committee, Mr. Roger is “independent” as defined in Section 121A of the AMEX Company Guide. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the interim consolidated financial statements filed quarterly and the audited consolidated financial statements in the Annual Report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Board of Directors has determined that the Company does not have an “audit committee financial expert,” as defined in SEC rules, serving on its Board. However, the Board of Directors believes that its members are able to read and understand financial statements of the Company, are familiar with the Company and its business, and are capable of fulfilling the duties and responsibilities of an audit committee.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board. In addition, the Board of Directors has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors’ independence.
      The Audit Committees by way of a telephonic conferences discussed with the independent auditors, with management present, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present.

      In reliance on the reviews and discussions referred to above, the Board of Directors approved the audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC. On August 16, 2004, the shareholders’ voted to ratify the selection of the Company’s independent auditors for the year ended December 31, 2004.

Director Nomination Process
      The Company does not have a standing nominating committee. The Company’s full Board of Directors acts as a nominating committee for selecting the management’s nominees for election of directors in accordance with the Company’s Bylaws. The Board feels it is appropriate for the full Board to serve this function because the Company has a relatively small Board, making action by committee unnecessary for purposes of managing nominations. The Board does not have a charter governing its nominating function.
      The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company. The Company does not have a specific policy regarding consideration of shareholder director nominees. However, the Board will consider persons recommended by stockholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.
      To be considered in the Board’s selection of Board nominees, recommendations from stockholders must be received by the Company in writing by at least 120 days prior to the anniversary date of the proxy statement for the previous year’s annual meeting was first distributed to stockholders. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration by the Board as Board nominees should be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries do business.

Code of Business Conduct and Ethics
      On June 29, 2004, the Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees. A copy of the Code of Business Conduct and Ethics is available on our website http:/www.o2diesel.com.

Stockholder Communications
      The Board of Directors provides a process for stockholders to send communications to the Board or any of the individual directors. Stockholders may send written communications to the Board or any of the individual directors, care of O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713 Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.
Compensation of Directors
      The Chairman of the Board by contract is to receive $150,000 per year and other non-executive directors are to receive $30,000 per year for their services as a director. In addition, Mr. Rethwilm and Mr. Jobanputra also provide financial and business advisory services to the Company. Under contracts with both Mr. Rethwilm and Mr. Jobanputra, each is to receive $90,000 per year for these services. All directors are reimbursed for ordinary and necessary business expenses incurred in connection with their service as directors. As part of the Company’s consulting agreements and understanding with Mr. Jobanputra and Mr. Rethwilm, each are entitled to receive 750,000 stock options at an exercise price of $1.50, which shall be granted pursuant to the Company’s equity compensation plan, once the options are approved by the Company’s Board of Directors.
      In September 2004, all directors voluntarily agreed to defer for a three month period ending November 30, 2004 fifty-percent (50%) of their directors’ fees. Subsequently, all directors agreed to a month to month deferral of fifty-percent (50%) of their fees for each month following November 30, 2004, and such deferral is still in effect. In addition, Mr. Jobanputra and Mr. Rethwilm have agreed to similar deferrals for the same periods for their consulting fees, and this understanding remains in effect.
      For the year ended December 31, 2004, for director’s fees, Mssrs. Dean-Smith, Roger, Jobanputra and Rethwilm were paid $125,000, $17,500, $25,000 and $25,000, respectively. In addition, as of December 31, 2004, Mssrs. Dan-Smith, Roger, Jobanputra and Rethwilm were owed $25,000, $5,000, $5,000 and $5,000, respectively for deferred directors’ fees. For the year ended December 31, 2004, for consulting fees, Mssrs. Jobanputra and Rethwilm were paid $76,250 and $36,250, respectively. Mssrs. Jobanputra and Rethwilm were each owed $15,000 for deferred consulting fees as of December 31, 2004.
Compensation Committee
      The Company does not have a compensation committee or other committee performing similar functions. However, the full board reviews the efforts of its executive management and determines the compensation and the number, if any of options to be granted to an executive based upon its evaluation of the executive’s performance.
Executive Compensation
      The following summary compensation table sets forth the aggregate compensation paid or accrued by us to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the year ended December 31 2003 (collectively, the “named executive officers”) for services during the fiscal years ended December 31, 2004, 2003, and 2002.
Summary Compensation Table

		Annual Compensation

						Securities
				All Other		Underlying
Name and Principal Position	Year	Salary($)		Compensation		Options

Anthony Dean-Smith	2004	150,000	(d)
Chairman(1)	2003	136,964
	2002	0	(c)			2,500,000	(c)
Alan R. Rae	2004	254,000	(d)	28,878	(b)
President and	2003	250,000		66,320	(a)(b)
Chief Executive Officer(2)	2002	172,806		2,767	(b)
David L. Koontz	2004	200,000	(d)	25,357	(b)
Chief Financial Officer and	2003	177,500		13,356	(b)
Secretary(3)	2002	27,500		1,154	(b)

(a)	Mr. Rae received a one-time payment of $50,000 to defray relocation costs for his move from the United Kingdom to the U.S. in 2002. The amount was finalized and payment was made to Mr. Rae in 2003. The excess of this amount represents health and dental premiums paid on behalf of Mr. Rae and are more fully explained in footnote (b).

(b)	The Company pays monthly health and dental premiums for Mr. Rae and monthly health premiums for Mr. Koontz, as well as an auto allowance for both Mr. Rae and Mr. Koontz.

(c)	In 2002, Mr. Anthony Dean-Smith was given 2.5 million options on AAE Technologies International Plc common stock at an exercise price of GBP.04 per share as an incentive for Mr. Anthony Dean Smith to remain with the Company. In addition, in 2003, the Board agreed to reduce the exercise price on the 2.5 million previously granted options held by Mr. Anthony Dean-Smith from GBP.04 to GBP.026.

(d)	Effective September 2004, Mr. Dean-Smith agreed to defer fifty percent (50%) and Mr. Rae and Mr. Koontz agreed to defer one-fourth of their base salaries and auto allowances for a period of three months which ended November 30, 2004. Each person has agreed, on a voluntary basis, to extend the deferral month to month, and this understanding is still in effect. As of December 31, Mssrs. Dean-Smith, Rae and Koontz were owed deferred compensation of $25,000, $22,167 and $17,667, respectively. The deferred amounts owed to Mr. Dean-Smith are also set forth on page 7 in the section “Compensation of Directors”.

(1)	During 2003, Anthony Dean-Smith was the Chief Executive Officer of AAE Technologies International, plc, and since July 15, 2003 is the Chairman of the Company.

(2)	During 2003, Alan R. Rae was the Chief Operating Officer of AAE Technologies International Plc, and since July 15, 2003 is the President and Chief Executive Officer of the Company.

(3)	Prior to July 15, 2003, David L. Koontz was the Chief Financial Officer of O2Diesel, Inc., and since July 15, 2003 is the Chief Financial Officer and Secretary of the Company.

Options
      There were no options exercised in the last fiscal year by the named executive officers. The named executive officers did not receive any options during the year ended December 31, 2004 and did not own any options as of December 31, 2004.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
      In July 2003, the Company entered into an Employment Agreement with Alan R. Rae, to serve as our President and Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Rae is entitled to an annual base salary of $254,000 per year and is eligible to receive an annual bonus, at the discretion of the Board, of 100% of his base salary. He is also entitled to reimbursement for health and dental insurance premiums and a car allowance of $1,000 per month. Pursuant to the agreement, the Company shall grant Mr. Rae 1,500,000 stock options at an exercise price of $1.50 per share, which will be granted pursuant to the Company’s equity compensation plan, once they are approved by the Company’s Board of Directors. The agreement continues in effect until terminated by either Mr. Rae or the Company by written notice or upon the death or disability (as defined in the agreement) of Mr. Rae. If the Agreement is terminated by disability, Mr. Rae is entitled to receive his salary until he begins to receive disability benefits, to receive a prorated portion of any bonus he would otherwise have been entitled to and to be paid for any accrued but unused vacation. If the agreement is terminated by the Company without cause (as defined in the agreement), Mr. Rae is entitled to receive his base salary and reimbursement for health and dental insurance premiums for a period of 15 months, to be paid for any unused vacation time, and to be reimbursed for expenses in connection with his and his family’s repatriation to the United Kingdom. In addition, Mr. Rae would be entitled to a prorated portion of any bonus to which he otherwise would have been entitled based on performance through the calendar quarter in which the termination occurred, and any unvested options will vest immediately.
      Upon a change of control, as defined in the agreement, all of Mr. Rae’s outstanding options will vest immediately. The agreement also provides that any inventions (as defined in the agreement) discovered by Mr. Rae in the course of his service to the Company shall be the property of the Company, and contains confidentiality, non-disparagement and non-competition provisions.
      The Company has also entered into an Employment Agreement with David L. Koontz in July 2003, to serve as our Chief Financial Officer. The terms of Mr. Koontz’ Employment Agreement are substantially similar to the terms of Mr. Rae’s Employment Agreement, as described above, except that Mr. Koontz is entitled to an annual base salary of $200,000 per year and 600,000 stock options.

PROPOSAL 2 — TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK
AND RELATED TRANSACTIONS
General Information
      Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to raise up to $5,000,000 through the private placement of shares of our common stock at a price of $0.70 per share. This would require the issuance of approximately 7,143,429 shares of our common stock, or approximately 24.5% of the total shares issued and outstanding, assuming that 100% of the shares offered are subscribed for in the private placement. In addition, investors will receive one warrant for each two shares of common stock purchased. This would require the issuance of approximately 3,571,714 shares of our common stock, or 12.25% assuming that 100% of the shares offered are subscribed for in the private placement.
American Stock Exchange Regulations
      The AMEX Company Guide Section 713 requires stockholder approval as a prerequisite for AMEX’s approval to list newly issued shares on the AMEX if (i) the aggregate number of shares to be issued would result in the issuance of 20% or more of the amount of common stock issued and outstanding, and (ii) the sale price of the shares would be less than the greater of book or market value of the common stock.
      To comply with the AMEX’s regulations, we have arranged the private placement of our common stock in two stages. The number of shares issued in the first stage of our private placement is less than twenty percent (20%) of our issued and outstanding common stock. The number of shares to be issued in the second stage of our private placement, when combined with the first stage, constitutes an amount equal to more than twenty percent (20%) of our issued and outstanding common stock. We are requesting that our stockholders approve the second stage of our private placement in order to comply with the AMEX listing requirements for those shares.
      As of March 17, 2005, we had received properly executed subscription agreements and payment for the first stage of the two-stage private placement from 38 accredited investors and held an initial closing in the amount of $1,305,600 less $104,448 in commissions and other related costs for 1,865,143 shares of our common stock. In addition, we have received properly executed subscription agreements for the first stage for an additional 938,285 shares of our common stock for which payment had not been received as of April 18, 2005.
      We will not close the second stage of the private placement unless and until it has been approved by our stockholders.
      The principal terms of the two-stage private placement are described below under “Principal Terms of the Two-Stage Private Placement.”
Principal Terms of the Two-Stage Private Placement
      The first stage (“Stage 1”) of the two-stage private placement consists of 2,803,429 shares of our common stock at a purchase price of $0.70 per share. The second stage (“Stage 2”) consists of 4,340,000 shares of common stock at a purchase price of $0.70 per share. This price per share represents a discount from the market value of our common stock of approximately 10% determined as of the date of the agreement was signed to raise the funds. Warrant coverage of 50% will be included in both subscriptions. The exercise price of the warrants will be $0.70 per share if exercised with 12 months of issuance and $1.05 per share if exercised thereafter.
      Other principal terms for the Stage 1 of the private placement required the company as a condition to closing to do the following:

1. Appoint Mr. Art Meyer to the position of Chairman of the Board;

2. Appoint two independent directors, with the proviso that any director appointed prior to closing would require the prior written consent of Mr. Meyer, as well as the unanimous approval of the Board;

3. Recruit and hire an individual to oversee the Company’s investor relations;

4. Engage a company, such as J.M. Dutton & Associates or an equivalent company, to complete an independent analyst report on the Company; and

5. Obtain an agreement from two named shareholders pursuant to which these shareholders shall agree to restrict the sale of their common shares on terms approved by Clear Channel Enterprises, Inc.
      As of the closing date of March 17, 2005, the Company believed it had satisfied all conditions, except condition 2, which was waived by the investors.
Other principal terms of the second stage of the private placement requires the Company as a condition to closing to do the following:

1. Expand existing management by appointing a Chief Operating Officer or new Chief Executive Officer; and

2. Receive shareholder approval for the sale or issuance of common stock equal to twenty (20%) or more of the Company’s presently outstanding common stock as required by AMEX.
      The common stock and warrants will be issued in a transaction that will be exempt from the registration requirement pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and under Regulation D promulgated under the Securities Act.
      The Company intends to use the proceeds from these private placements for general corporate purposes.
      As indicated in our Form-10-KSB filed for the year ended December 31, 2004, the Company is currently not in compliance with the listing standards of the AMEX. In particular, our shareholders equity has fallen below $2.0 million, and we have had continuing operating losses in four of the past four years.
      We have filed a plan (“Plan”) with the AMEX, which it accepted on February 15, 2005, which sets forth the steps that we intend to take to regain compliance with the AMEX’s listing standards. In order to be in compliance, we must have a total shareholders’ equity of $6.0 million by June 2006.
      The Company believes it needs to raise at least $8.2 million by the end of September 2005 to allow it to execute its business plan for the year 2005. In addition, the Company believes it will need to raise an additional $2.8 million either in 2005 or prior to June 2006 to allow it to return to full compliance with the listing standards of the AMEX. If the Company were to fail to return to full compliance with the Exchange’s listing standards, the AMEX would likely initiate procedures to de-list its common stock. If the Company’s common stock was to be de-listed by the AMEX, its shares would continue to be traded as a bulletin board stock.
Effect on Existing Stockholders
      All the existing holders of our common stock will be diluted proportionately in connection with the issuance of 4,340,000 shares of our common stock in the closing of the second stage, as well as in connection with the issuance of 2,803,429 shares in the closing of the first stage, of the two-stage private placement. In addition, existing holders of common stock may be diluted if 3,571,714 shares pursuant to the warrants are issued.
      Pursuant to the terms of the subscription agreements for Stage 1, we are required to file a registration statement covering the resale of the shares of common stock issued in the closing of the first stage of the private placement within 60 days of the closing. If stockholder approval is obtained for the issuance of shares of common stock in Stage 2, we intend to amend the registration statement to include the resale of those shares on that registration statement or file another registration statement covering the resale of the shares sold in the second stage by a date that is not later than the later of 60 days after the closing of the first stage and 60 days after the closing of the second stage. We have agreed to use reasonable best efforts to cause the registration statement relating to the shares issued in the first-stage placement to be declared effective by the SEC within 180 days after the closing of the first stage of the private placement and in the second-stage placement to be declared effective by the SEC within 180 days after the closing of the second stage of the private placement.
      Our common stock has no preemptive or similar rights.

Principal Effects of Nonapproval
      If stockholder approval is not obtained, the closing of the second stage of the private placement will not occur. If the Company does not obtain the additional financing, the Company will not have sufficient working capital for its operations as of June 2005.
Recommendation of the Board of Directors
      The Board of Directors recommends that you vote “FOR” the approval of the issuance of our Common Stock to a limited number of accredited investors in the second stage of the private placement. All proxies executed and returned will be voted “FOR” approval of the issuance of Common Stock unless the proxy specifies otherwise.
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS
      The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”), Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2005. Ernst & Young has no direct or indirect financial interest in the Company. A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Fees Paid
      During our fiscal year ended December 31, 2004, Ernst & Young served as the Company’s auditors. Prior to retaining Ernst & Young, Cremin McCarthy & Company served as the Company’s auditors. Following are the fees billed by Ernst & Young for the fiscal year ended December 31, 2004 and December 31, 2003 and by Cremin McCarthy & Company for the fiscal year ended December 31, 2003:

Description	2004	2003

Audit Fees	$222,079	$163,000
Audit-Related Fees	$0	$12,140
Tax Fees	$20,000	$16,670
All Other Fees	$0	$95,475

Total Fees	$242,079	$287,285

      In the above table, in accordance with SEC definitions and rules:

•	“Audit fees” are fees paid for professional services for the audit of our consolidated financial statements.

•	“Audit related fees” are for services by Cremin McCarthy & Company for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the preparation of a GAAP footnote reconciling UK/ Irish GAAP to US GAAP.

•	“Tax fees” are fees primarily for tax compliance in connection with filing US income tax returns in 2004 and Irish income tax returns in 2003.

•	“All other fees” are fees billed by Cremin McCarthy & Company to us for any services not included in the first three categories, including performing audits on the Company’s subsidiary in local jurisdictions as well as rendering of a “competent person opinion” in connection with the July 15, 2003 transaction and for services in preparing a long-form and short form report intended to be used as part of the Company’s plan to obtain a listing on the Alternative Investment Market of the London Stock Exchange.
      We did not pay any fees to Ernst & Young during the year ended December 31, 2003. We accrued $83,300 for audit-related and tax fees to Ernst & Young for the year-ended 2004.

Change in Accountants
      As a result of the July 15, 2003 transaction in which the Company acquired AAE Technologies International Plc, and the subsequent relocation of O2Diesel’s management from Canada to the United States, it became necessary to replace the principal accountants of both O2Diesel Corporation and AAE Technologies International Plc. The former principal accountants for both companies were foreign accounting firms. O2Diesel’s former principal accountants, Manning Elliott, are based in Canada. Manning Elliott informed the Company that, because of existing SEC guidelines that are unique to Canadian firms, Manning Elliott could not render an opinion on the Company’s consolidated financial statements unless the management and control of the registrant remained in Canada. AAE Technologies International Plc’s former principal accountants, Cremin McCarthy & Company, are based in Dublin, Ireland and are not qualified to render opinions on financial statements prepared under U.S. GAAP. Both Manning Elliott and Cremin McCarthy resigned as the principal accountants of O2Diesel Corporation and AAE Technologies International Plc, respectively. Both firms provided a letter to the Company in which each firm affirmatively stated that their reports on each company’s respective financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of each company by their former principal accountants, each accounting firm also affirmatively declared that for the relevant periods, there were no disagreements for any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of either firm would have caused that firm to make reference to the matter in their report.
      The resignation of each firm of principal accountants was reported by the Company on a Form 8-K filed on February 4, 2004, and is incorporated herein by reference.
      On February 4, 2004, the Company’s Board of Directors approved the engagement of Ernst & Young LLP to audit and report on the 2003 consolidated financial statements of the Company as well as to review the Company’s financial information before we file our Form 10-KSB for 2003 and Forms 10-QSB for 2004.
      On August 16, 2004, the Company’s shareholders’ voted to ratify the engagement of Ernst & Young LLP to audit and report on the 2004 consolidated financial statements of the Company as well as to review the Company’s financial information before we file our Form 10-KSB for 2004 and Forms 10-QSB for 2004.
Non-Audit Services
      The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with the Company’s independent auditors.
      The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the Company’s auditors the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors’ independence from management and has considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors’ independence.
      The Audit Committee met with the independent auditors by telephonic conference, with management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors approved the audited consolidated financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC. On August 16, 2004, the shareholders voted to ratify the selection of the Company’s independent auditors.

Submitted by the Audit Committee:

Hendrik Rethwilm
Richard Roger
      In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act or the Securities and Exchange Act of 1934, as amended (“Exchange Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.
Recommendation of the Board of Directors
      The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s auditors for fiscal 2005. All proxies executed and returned will be voted “FOR” ratification appointment of Ernst & Young LLP unless the proxy specifies otherwise.
PROPOSAL 4 — APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE O2DIESEL 2004 STOCK INCENTIVE PLAN
General
      The Board of Directors recommends that the shareholders approve an amendment to the O2Diesel Corporation 2004 Stock Incentive Plan (the “Plan”), the material terms of which are more fully described below, to increase the number of shares authorized for issuance under the Plan by 1,425,409, as described below. If the amendment is approved by the shareholders, the number of shares that may be issued under the Plan would increase from 5,787,548 to 7,212,957. This proposal is contingent upon approval of Proposal 2, which means if this proposal is approved, it will only be effective if Proposal 2 is also approved by the shareholders.
      The Board of Directors has determined that it would be in the best interests of the Company and its shareholders to amend the Plan to increase the number of shares available for awards thereunder by 1,425,409 shares. The Board of Directors believes that stock options and other stock-based incentives play an important role in attracting and retaining the services of key employees, consultants and directors and in linking the interests and efforts of such persons to the long-term interests of O2Diesel’s shareholders.
      The Plan was approved by the shareholders at the 2004 Annual Meeting of Shareholders.
Recommendation of the Board of Directors
      The Board of Directors recommends that you vote “FOR” for amendment of the Plan to increase the shares available for awards by 1,425,409. All proxies executed and returned will be voted “FOR” the amendment unless the proxy specifies otherwise.
Description of the Plan
      The Plan permits the grant of Options, Rights, Restricted Stock, Incentive Shares, Performance Awards and Dividend Equivalents (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Appendix A. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility
      All employees, non-employee directors, and consultants and independent contractors of the Company and its affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the Plan. As of May 9, 2005, the number of employees eligible to participate in the Plan was 14, the number of consultants and independent contractors eligible to participate in the Plan was 16, and the number of non-employee directors eligible to participate in the Plan was 4.
Administration
      The Plan is administered by the Compensation Committee of the Board of Directors, unless the Board of Directors appoints another committee or person(s) for such purpose. If no such appointment is in effect at any time, the committee shall mean the Board (the “Committee”). The Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (each a “Participant”) and the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.
Stock Subject to the Plan
      The maximum number of shares of Common Stock that may be issued under the Plan is 7,212,957, plus the number of shares delivered to the Company as payment for the exercise price of Options granted under the Plan. If any shares of Restricted Stock are forfeited, or if any Award terminates (other than by virtue of the exercise of a Related Option or Related Right), expires or is settled without all or a portion of the shares of Common Stock covered by the Award being issued, such shares will again be available for the grant of additional Awards. Further, if an Option is surrendered pursuant to a “net issuance” as described below, the number of shares covered by the surrendered Option, reduced by the number of shares of Common Stock issued pursuant to the net issuance, will be available for the grant of additional Awards.
Options
      The Plan authorizes the grant of Nonstatutory Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code and may be granted only to Section 422 Employees. Nonstatutory Stock Options are stock options that do not satisfy the requirements of Section 422 of Code. The exercise of an Option permits the Participant to purchase shares of Common Stock from the Company at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Incentive Stock Options granted under the Plan may not be less than the fair market value (110% of the fair market value in the case of a Ten-Percent Stockholder) per share on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten (10) years (five (5) years in the case of a Ten-Percent Stockholder) after its date of grant. The Committee may permit the exercise of an Option on a “net issuance” basis pursuant to which the Participant surrenders an Option and receives in exchange shares of Common Stock with a fair market value on the date of surrender equal to the difference between (i) the fair market value of the shares subject to the surrendered Option, and (ii) the exercise price of the surrendered Option. The Committee may condition the grant or vesting of an Option on the achievement of one or more Performance Goals, as described below.
Rights (Stock Appreciation Rights)
      The Plan authorizes the Committee to grant Rights that are either related or unrelated to an Option granted under the Plan. A Right entitles the Participant upon exercise to receive cash, shares of Common Stock, or a combination thereof, having a value equal to the appreciation in the fair market value of the shares covered by the Right from the date of grant of the Right (or, if the Right relates to an Option, the date of grant of the related Option). The period during which a Right may be exercised is determined by the

Committee, except that a Right may not be exercised more than ten (10) years after its date of grant or the expiration of the option to which it relates.
Restricted Stock Awards
      The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of Common Stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals, as described below.
Incentive Shares
      Incentive Share Awards granted under the Plan are contingent awards of Common Stock. Pursuant to such Awards, shares of Common Stock are issued subject to such terms and conditions as the Committee deems appropriate, including terms that condition the issuance of the shares upon the achievement of one or more Performance Goals, as described below. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of Incentive Shares, but instead shares of Common Stock are issued upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of Performance Goals.
Performance Awards
      The Plan authorizes the grant of Performance Awards. Performance Awards provide for shares of Common Stock or a combination thereof contingent upon the attainment of one or more Performance Goals (described below) established by the Committee.
Dividends and Dividend Equivalents
      The terms of an Award may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock covered by the Award. Such payments may either be made currently or credited to any account established for the Participant, and may be settled in cash or shares of Common Stock.
Performance Goals
      The terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an Eligible Person or the department, branch, affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more affiliates, or the Company and one or more affiliates, and may cover such period as may be specified by the Committee.
Capital Adjustments
      If the outstanding Common Stock of the Company changes as a result of a stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Committee may in its discretion substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the exercise price of Options and base price of Rights that are not related to Options, and/or (d) the aggregate number and class of securities for which Awards may be granted under the Plan.

Transferability
      Except as otherwise provided in the agreement relating to an Award, Awards granted under the Plan may not be transferred, assigned, alienated or encumbered.
Termination and Amendment
      The Board of Directors may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board of Directors may not amend or terminate the Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.
Modification of Awards
      The Committee may modify the terms of outstanding Awards; provided, however, that no modification of an Award may, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award. Notwithstanding the foregoing, the Committee may in its discretion cancel any Award in exchange for a cash payment equal to the fair value of the cancelled Award, calculated assuming such Award was fully vested at the time of cancellation.
Withholding
      The Company is generally required to withhold tax on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of Common Stock otherwise issuable, or (c) delivery to the Company by the Participant of unencumbered shares of Common Stock.
Term of the Plan
      Unless sooner terminated by the Board of Directors, the Plan will terminate on February 24, 2014. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not, affect the validity of any Awards outstanding on the date of termination.
Summary of Certain Federal Income Tax Consequences
      The following discussion briefly summarizes certain United States federal income tax aspects of Options, Rights, Restricted Stock, Incentive Shares and Performance Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.
      Incentive Stock Options. A Participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is a tax preference item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonstatutory Stock Option, as described below.
      The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.
      Nonstatutory Stock Options, Rights, Incentive Shares and Performance Awards. A Participant generally is not required to recognize income on the grant of a Nonstatutory Stock Option, Right, Incentive Share Award or Performance Award. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Stock Option or Right is exercised, or in the case of an Incentive Share Award or Performance

Award, on the date of payment of such Award in cash and/or shares of Common Stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonstatutory Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; (b) in the case of a Right, Incentive Share Award or Performance Award, the amount of cash and the fair market value of any shares of Common Stock received.
      Restricted Stock. Shares of Restricted Stock awarded under the Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a Participant who is granted shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the substantial risk of forfeiture lapses, the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Restricted Stock on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares of Restricted Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any to be paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.
      Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.
      Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonstatutory Stock Option (including an Incentive Stock Option that is treated as a Nonstatutory Stock Option, as described above), a Right, a Performance Award, a Restricted Stock Award or Incentive Share Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant.
      Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a twenty percent (20%) excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee may grant awards for which the vesting is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.
      Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of options and awards of restricted stock that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
      The following table sets forth certain information as of May 3, 2005, regarding the beneficial ownership of the Company’s common stock by (i) those persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the named executive officers, (iii) each director of the Company, and (iv) all current directors and executive officers as a group.
      Beneficial ownership is determined in accordance with SEC rules computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person.

      Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 31,065,966 shares of common stock outstanding on May 3, 2005. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 28, 2005 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

	Shares Directly and
Directors, Officers and 5% Shareholders	Beneficially Owned		Percent

Anthony Dean Smith	4,337,451	(a)	13.96%
100 Commerce Drive Suite 301
Newark, Delaware 19713
Alan R. Rae	1,519,022	(b)	4.89%
100 Commerce Drive Suite 301
Newark, Delaware 19713
David L. Koontz	90,512		*
100 Commerce Drive Suite 301
Newark, Delaware 19713
Karim Jobanputra	4,000		*
100 Commerce Drive Suite 301
Newark, Delaware 19713
All directors and officers as a group	5,950,985		18.85%

*	Less than 1%.

(a)	Mr. Anthony Dean-Smith owns directly 2,809,524 shares of the Company’s common stock. Mrs. Dean-Smith (spouse) directly owns 342,323 shares and Mr. Dean-Smith’s two adult sons each own 592,802 shares. Mr. Dean-Smith disclaims beneficial ownership of the shares held by his spouse and two adult sons.

(b)	A trust of which Mr. Rae is the beneficiary holds 819,787 shares, and Mrs. Victoria Rae (spouse), owns 699,235 shares of the Company’s common stock. Mr. Rae disclaims beneficial ownership of the shares held by the trust to the extent that they are not attributable to his proportionate interest in the trust. Mr. Rae also disclaims beneficial ownership of the shares held by Victoria Rae.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.
      Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, except for one director, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2004. Mr. Jobanputra, who is a director, did not file a Form 4 within two business days to report one transaction.
GENERAL MATTERS
      We have enclosed our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, which includes our audited consolidated financial statements for such fiscal year, with this proxy statement; however, the Annual Report on Form 10-KSB and the audited consolidated financial statements are not incorporated by reference into this proxy statement, do not constitute a part of the proxy soliciting material, and are not subject to the liabilities of Section 18 of the Exchange Act. You may request additional copies of the enclosed Annual Report on Form 10-KSB, without charge, by contacting: Investor Relations, O2Diesel Corporation, 100 Commerce Drive, Suite 301, Newark, Delaware 19713.
STOCKHOLDER PROPOSALS
      The annual meeting of stockholders for the fiscal year ending December 31, 2005 is expected to be held on May 18, 2006 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 100 Executive Drive, Suite 301, Newark, Delaware, Attention: Corporate Secretary, no later than January 13, 2006, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.
      Pursuant to the proxy rules under the Exchange Act, the Company’s stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be March 18, 2006. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board of Directors,

Alan R. Rae
President and Chief Executive Officer
May 13, 2005

APPENDIX A
O2Diesel Corporation
2004 STOCK INCENTIVE PLAN, as amended
      1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1. “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

1.2. “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as may be specified by the Committee and that may, but need not, be signed by a Participant, as determined by the Committee in its discretion.

1.3. “Award” means a grant of an Option, Right, Restricted Stock, Incentive Shares or Performance Award.

1.4. “Board” means the Board of Directors of the Company.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Committee” means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) appointed by the Board to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, “Committee” shall mean the Board.

1.7. “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

1.8. “Company” means O2Diesel Corporation, and any successor thereto.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option or Right in accordance with the terms of Section 8.1 hereof.

1.10. “Date of Grant” means the date on which an Award is granted under this Plan.

1.11. “Eligible Person” means any person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director, or (d) a consultant or independent contractor to the Company or an Affiliate.

1.12. “Employee” means any person determined by the Committee to be an employee of the Company or an Affiliate.

1.13. “Exercise Price” means the price per Share at which an Option may be exercised.

1.14. “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

1.15. “Incentive Shares” means an award providing for the contingent grant of Shares pursuant to the provisions of Section 10 hereof.

1.16. “Incentive Stock Option” means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

1.17. “Non-Employee Director” means any member of the Company’s or an Affiliate’s Board of Directors who is not an Employee.

1.18. “Nonstatutory Stock Option” means an Option granted under this Plan that is not an Incentive Stock Option.

1.19. “Option” means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6 hereof.

1.20. “Option Period” means the period during which an Option may be exercised.

1.21. “Participant” means an Eligible Person who has been granted an Award hereunder.

1.22. “Performance Award” means a performance award granted under the Plan in accordance with the terms of Section 11 hereof.

1.23. “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.24. “Plan” means the O2Diesel Corporation 2004 Stock Incentive Plan, as amended from time to time.

1.25. “Related Option” means an Option in connection with which, or by amendment to which, a Right is granted.

1.26. “Related Right” means a Right granted in connection with, or by amendment to, an Option.

1.27. “Restricted Stock” means Shares granted under the Plan pursuant to the provisions of Section 9 hereof.

1.28. “Right” means a stock appreciation right granted under the Plan in accordance with the terms of Section 7 hereof.

1.29. “Right Period” means the period during which a Right may be exercised.

1.30. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.31. “Share” means a share of Common Stock.

1.32. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.
      2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.
      3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options and Rights may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of this Plan and Awards granted hereunder. The determinations of the Committee on the matters referred to in this Section 3 hereof shall be binding and final.
      4. Eligibility. Awards may be granted only to Eligible Persons.
      5. Stock Subject to Plan.

5.1. Subject to adjustment as provided in Section 13 hereof, (a) the maximum number of Shares that may be issued under this Plan is 7,212,957 Shares provided that in the event that the exercise price of an Option is paid (in whole or in part) with Shares, such Shares received by the Company as payment shall be available for reissuance under the Plan.

5.2. If an Option or Right expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) without having been fully exercised or surrendered pursuant to Section 6.4 hereof, if shares of Restricted Stock are forfeited, or if Shares covered by an Incentive Share Award or Performance Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards. In the event an Option is surrendered, in whole or in part, pursuant to Section 6.4 hereof, the difference between (a) the number of Shares as to which the Option is surrendered, and (b) the number of whole Shares to be received by the Participant pursuant to such surrender (including Shares applied to the payment of withholding taxes), shall be available for the grant of additional Awards.

5.3. Upon exercise of a Right (regardless of whether the Right is settled in cash or Shares), the number of Shares with respect to which the Right is exercised shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards.
      6. Options.

6.1. Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. Each Option granted under this Plan shall be identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in this Section 6 hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2. The Exercise Price of an Incentive Stock Option granted under this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share on the Date of Grant.

6.3. The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

6.4. The Committee, in its discretion, may provide in an Agreement for the right of a Participant to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

      7. Rights.

7.1. Rights granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award.

7.2. A Right may be granted under the Plan:

7.2.1. in connection with, and at the same time as, the grant of an Option under the Plan;

7.2.2. by amendment of an outstanding Option granted under the Plan; or

7.2.3. independently of any Option granted under the Plan. A Right described in clause (a) or (b) of the preceding sentence is a Related Right. A Related Right may, in the Committee’s discretion, apply to all or any portion of the Shares subject to the Related Option.

7.3. A Right may be exercised in whole or in part as provided in the applicable Agreement, and, subject to the terms of the Agreement, entitles a Participant to receive, without payment to the Company (but subject to required tax withholding), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having an aggregate Fair Market Value as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (a) the Fair Market Value on the Date of Exercise of the Right over (b) either (i) the Fair Market Value on the Date of Grant (or such amount in excess of such Fair Market Value as may be specified by the Committee) of the Right if it is not a Related Right, or (ii) the Exercise Price as provided in the Related Option if the Right is a Related Right.

7.4. The Right Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that

7.4.1. a Right will expire no later than the earlier of (i) ten (10) years from the Date of Grant, or (ii) in the case of a Related Right, the expiration of the Related Option; and

7.4.2. a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.5. The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. The exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.
      8. Exercise of Options and Rights.

8.1. An Option or Right may, subject to the terms of the applicable Agreement evidencing the Award, be exercised in whole or in part by the delivery to the Company of a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made by (i) delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an option or other award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months or such other period as determined by the Committee) valued at Fair Market Value on the Date of Exercise or (ii) delivery of a promissory note as provided in Section 8.2 hereof.

8.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 8.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

      9. Restricted Stock Awards. Each grant of Restricted Stock under this Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.
      10. Incentive Share Awards. Each grant of Incentive Shares under this Plan shall be evidenced by an Agreement that: (a) provides for the issuance of Shares to a Participant at such times and (b) contains such other terms and conditions, as determined by the Committee, including without limitation, terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals.
      11. Performance Awards. Each Performance Award granted under this Plan shall be evidenced by an Agreement that: (a) provides for the payment of cash and/or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals and (b) contains such other terms and conditions as may be determined by the Committee. For purposes of Section 5.1(b) hereof and, Section 5.2 hereof, a Performance Award shall be deemed to cover a number of Shares equal to the sum of (a) the maximum number of Shares that may be issued upon payment of the Award and (b) to the extent the Award is not payable in Shares, a number of Shares equal to the quotient obtained by dividing the maximum dollar amount of the Award that is not payable in Shares by the Fair Market Value of a Share as of the Date of Grant of the Award, rounded to the next highest whole number.
      12. Dividends and Dividend Equivalents. The terms of an Award may, subject to such terms and conditions as the Committee may specify, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.
      13. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of shares subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options and the base price upon which payments under Rights that are not Related Rights are determined, and (c) the aggregate number and class of Shares for which Awards thereafter may be granted under this Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b) hereof.
      14. Termination or Amendment. The Board may amend or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment or termination of this Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Award granted prior to the date of such amendment or termination.
      15. Modification, Substitution of Awards.
           15.1. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.

           15.2. Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b) hereof, except to the extent it is determined by the Committee that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.
           15.3. Any provision of the Plan or any Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. For purposes of this Section 15.3, the Fair Market Value of any canceled Award shall be determined assuming that the Award is fully vested at the time of cancellation.
      16. Foreign Employees. Without amendment of this Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operate or have employees.
      17. Stockholder Approval. This Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14 hereof, are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.
      18. Withholding. The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.
      19. Term of Plan. Unless sooner terminated by the Board pursuant to Section 14, this Plan shall terminate on the date that is ten (10) years after the earlier of that date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.
      20. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.
      21. General Provisions.
           21.1. The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

           21.2. Neither the adoption of this Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.
           21.3. The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.
           21.4. This Plan shall be governed, construed and administered in accordance with the laws of the State of Washington.
           21.5. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.
           21.6. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.
           21.7. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

O2DIESEL CORPORATION
PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS — MAY 31, 2005
This Proxy is solicited by the Board of Directors of the Company
The undersigned stockholder of O2Diesel Corporation hereby appoints Alan R. Rae and David L. Koontz, or either of them, his/her true and lawful agents and proxies, each with full power of substitution, to represent and vote as specified in this proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders of O2Diesel Corporation to be held at 100 Commerce Drive Suite 301, Newark, Delaware 19713, on May 31, 2005 at 11 a.m. (EDT).
☒ Please mark votes as in this example.       The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

1.	PROPOSAL 1 — Election of Directors
☒   FOR all nominees listed below (except as marked to the contrary below).
☐   WITHHOLD AUTHORITY for all nominees listed below.

NOMINEES:	Karim Jobanputra E. Holt Williams Hendrik Rethwilm Arthur E. Meyer

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark the “FOR” box above and write that nominee’s name in the space provided below.)

2.	PROPOSAL 2 — APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK AND A PRIVATE PLACEMENT SALE TO ACCREDITED INVESTORS TO THE EXTENT THAT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE AMERICAN STOCK EXCHANGE.
☒ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
☒ FOR            ☐ AGAINST            ☐ ABSTAIN

4.	PROPOSAL 4 — TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE O2DIESEL 2004 STOCK INCENTIVE PLAN.
☒ FOR            ☐ AGAINST            ☐ ABSTAIN
(See Reverse Side)

    When this proxy is properly executed, the shares to which this proxy relates will be voted as specified. If no specification is made, the shares to which this proxy relates will be voted “FOR” all nominees with respect to the election of directors in Proposal 1, “FOR” the approval of the issuance of shares of common stock and a private placement sale to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange in Proposal 2, “FOR” the ratification of Ernst & Young LLP in Proposal 3 and “FOR” the approval of an amendment to increase the number of shares authorized under the O2Diesel 2004 Stock Incentive Plan in Proposal 4, and this proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
    The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, in which Proposals 1, 2, 3 and 4 are fully explained.

Date:

Signature:

Signature (if held jointly):

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.